EXHIBIT 32

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICERS AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Form 10-Q of Golden West Financial Corporation for the quarterly period ended March 31, 2006, each of the undersigned, hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)	such Form 10-Q of Golden West Financial Corporation for the quarterly period ended March 31, 2006 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information contained in such Form 10-Q of Golden West Financial Corporation for the quarterly period ended March 31, 2006 fairly presents, in all material respects, the financial condition and results of operations of Golden West Financial Corporation.

May 9, 2006	/s/ Herbert M. Sandler
Date	Herbert M. Sandler Chairman of the Board and Chief Executive Officer Golden West Financial Corporation

May 9, 2006	/s/ Marion O. Sandler
Date	Marion O. Sandler Chairman of the Board and Chief Executive Officer Golden West Financial Corporation

May 9, 2006	/s/ Russell W. Kettell
Date	Russell W. Kettell President and Chief Financial Officer Golden West Financial Corporation